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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             ----------------------

Date of Report (Date of earliest event reported): July 19, 2001



                               SL INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)



New Jersey                             1-4987                 21-0682685
(STATE OR OTHER JURISDICTION OF     (COMMISSION            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      FILE NUMBER)         IDENTIFICATION NUMBER)



                         520 Fellowship Road, Suite A114
                         Mount Laurel, New Jersey 08054
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


                                 (856) 727-1500
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS.

        On July 19, 2001, SL Industries, Inc. (the "Company") issued a press release announcing that the Company will further restructure its power electronics group by further decreasing its workforce within its Condor D.C. Power Supplies subsidiary and by reducing manufacturing capacity elsewhere in the group. The Company also stated that it will record pre-tax charges against third quarter earnings to reflect severance costs associated with the latest job cuts and against second quarter earnings to reflect the write down of excess inventory. The Company further announced that it will record pre-tax charges against second quarter earnings to reflect accrued operating losses and anticipated asset impairment charges related to discontinued operations.

        The Company also stated that it believed that it will have adequate liquidity from operations and through its credit facility to fund operations and working capital requirements through the end of the third quarter. The Company stated that it was considering raising additional funds in the near term through the sale or other disposition of certain non-operating assets and discussed other matters relating to its liquidity concerns.

        A copy of the press release appears as Exhibit 99 to this Report and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)     The following is filed as an Exhibit to this Report:

Exhibit     Number Description
-------     ------------------
  99        Press Release dated July 19, 2001.



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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mount Laurel, State of New Jersey, on the 24th day of July, 2001.


                              SL INDUSTRIES, INC.


                              By: /s/ David R. Nuzzo
                                  ---------------------------------------------
                                    David R. Nuzzo
                                    Vice President Finance and Administration


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                                  EXHIBIT INDEX



Exhibit   NumberDescription
-------   -----------------
  99      Press Release dated July 19, 2001.